Exhibit 31.2
CERTIFICATION
I, Ronald L. Barden, certify that:
1. I have reviewed this Amendment No. 1 to quarterly report on Form 10-Q of Intersections Inc.; and
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Ronald L. Barden
Ronald L. Barden
Chief Financial Officer
Date: February 9, 2017